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                                                                    Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2004, relating to the consolidated financial statements, which appear in Loudeye Corp.'s Annual Report on Form 10-K as of and for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Seattle, Washington

April 30, 2004